EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CIRCOR’s CEO Sets Retirement Date and Transition Plan

Burlington, MA, August 22, 2007

CIRCOR International (NYSE: CIR) announced today that its Chairman and C.E.O., David A. Bloss, Sr., has decided to retire from his C.E.O. responsibilities effective March 1, 2008. Mr. Bloss will continue as Chairman of the Company’s Board of Directors for up to one year as part of an executive transition agreement. CIRCOR also disclosed its intention to appoint its current President and C.O.O., William (Bill) Higgins to the additional post of C.E.O. upon Mr. Bloss’ retirement.

Mr. Bloss, age 57, began his affiliation with CIRCOR in 1993 when he joined Watts Water Technologies (NYSE:WTS) as Executive Vice President, Operations, then its President before the spin-off and creation of CIRCOR in October, 1999.

Mr. Higgins joined CIRCOR as Executive Vice President, and C.O.O. in January, 2005 and was promoted to President and C.O.O. in November, 2006. Previously, Mr. Higgins held a variety of senior management positions over a span of thirteen years with Honeywell International and Allied Signal, with his last assignment as Vice President and General Manager, Americas for the Honeywell Building Solutions business.

Commenting on the announcement, Mr. Bloss stated, “Over the past 15 years, I have had the privilege to help CIRCOR build a strong position within the fluid control industry and most recently to initiate a transformation toward operational excellence. With this endeavor came the responsibility to build a strong executive team as a foundation for its future growth and management succession. I believe that now is the appropriate time for me to step aside from my day-to-day responsibilities while continuing to support this team as I transition into retirement.”

Mr. Bloss further stated, “Bill Higgins joined the Company to lead our transformation toward operational excellence and has done an exceptional job in upgrading and training our business teams and changing our operational methods. I am confident that under his leadership the company will achieve a new level of performance.” CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the aerospace, instrumentation, fluid regulation and energy markets. CIRCOR’s executive headquarters is located at 25 Corporate Drive, Burlington, MA 01803. The Company can be found on the World Wide Web at http://www.circor.com.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.